                                                                    EXHIBIT 4.02

              AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

     THIS AGREEMENT (this "Agreement") is made and entered into as of November 15, 2000 by and among Kintana, Inc., a Delaware corporation (the "Company"), the persons designated as Investors on Exhibit A hereto and any assignees thereof
                                   ---------
(each an "Investor" and collectively, the "Investors") and the persons designated as Stockholders on the signature pages hereto and designated as such on Exhibit B attached hereto (the "Stockholders").
   --------

     WHEREAS, certain Investors (the "Prior Investors") are holders of shares of the Company's Convertible Participating Preferred Stock ("Series A Stock") issued by the Company to the Prior Investors pursuant to that certain Securities Purchase Agreement by and among the Company and the Prior Investors dated as of June 11, 1999 (the "Series A Agreement"), and have been granted, along with the Stockholders, certain registration rights under that certain Registration Rights Agreement dated June 11, 1999, by and among the Company, the Prior Investors and certain other parties (the "Prior Agreement");

     WHEREAS, certain Investors (the "New Investors") have agreed to purchase shares and a warrant to purchase shares of the Company's Series B Convertible Participating Preferred Stock ("Series B Stock") and/or the Company's Series B-1 Convertible Participating Preferred Stock ("Series B-1 Stock") pursuant to a Securities Purchase Agreement dated as of even date herewith, by and among the Company and the New Investors, as amended from time to time (the "Series B Agreement"). The obligations of the Company and the New Investors under the Series B Agreement are conditioned on, among other things, the execution and delivery of this Agreement by the parties hereto; and

     WHEREAS, the Company, the undersigned Prior Investors, the Stockholders and the New Investors desire to enter into this Agreement in order to amend and restate the rights and obligations of the Prior Investors and the Stockholders under the Prior Agreement and to grant the Prior Investors, the Stockholders and the New Investors the rights and obligations set forth in this Agreement; and

     WHEREAS, the execution of this Agreement is an inducement and a condition precedent to the purchase by the New Investors of Series B Stock and Series B-1 Stock under the Series B Agreement;

     NOW, THEREFORE, in consideration of the premises, as an inducement to the Investors to consummate the transactions contemplated by the Series B Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Stockholders and the Investors hereby covenant and agree with each other as follows:

     1.  Certain Definitions.  As used in this Agreement, the following terms
         -------------------
shall have the following respective meanings:

         "Commission" shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act and the Exchange Act.

         "Common Stock" shall mean the Common Stock, par value $0.001 per share, of the Company and any other securities into which or for which any of the securities described above may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

         "Company" shall refer to the Company and any successor or successors thereto.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Majority Interest" means the Investors holding not less than a majority in interest in the outstanding Registrable Securities then held by all Investors.

         "Person" shall mean an individual, a corporation, a partnership, a joint venture, a trust, an unincorporated organization, a limited liability company or partnership, a government entity and any agency or political subdivision thereof.

         "Qualified Public Offering" shall mean a firm-commitment underwriting of any of the Company's securities that is consummated in which (i) the net proceeds to the Company exceed $20,000,000; (ii) the Series A Stock, Series B Stock and Series B-1 Stock are converted into Common Stock; (iii) the Company's Common Stock is listed or quoted on the Nasdaq National Market or the New York Stock Exchange and (iv) the Company's Redeemable Preferred Stock is fully redeemed for cash.

         "Registrable Securities" shall mean (i) any shares of Common Stock now held or hereafter acquired by the Investors, or issuable to any Investor upon conversion of any securities of the Company held by such Investor (it being understood that for purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected), (ii) for purposes of Section 4 hereof, shares of Common Stock held by the Stockholders ("Stockholders Shares"), and (iii) any other securities issued and issuable with respect to any such shares described in clause (i) or (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, however, that, with respect to
                                       --------  -------
Bryan Plug, the term Registrable Securities shall be limited to (i) any shares of Common Stock issuable to Mr. Plug upon conversion of Series B Stock of the Company held by him, (ii) shares of Common Stock of Kintana acquired pursuant that certain Warrant to Purchase Capital Stock of Kintana, Inc. dated September 21, 2000, issued by the Company to Mr. Plug and (iii) any other securities issued and issuable with respect to any such shares described in clauses (i) or
(ii) immediately above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, however, that notwithstanding anything to the
                         --------  -------
contrary contained in this definition, "Registrable Securities" shall not at any time include any securities (A) registered and sold pursuant to the Securities Act, (B) sold to the public pursuant to Rule 144 promulgated under the Securities Act or (C) which could then be sold in their entirety pursuant to Rule 144(k) without limitation or restriction.

         "Registration Expenses" shall mean the expenses so described in
Section 6 hereof.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     2.  Demand Registrations.
         --------------------

         (a) At any time after the earlier of (i) the second anniversary of the date hereof or (ii) the date that is one hundred and eighty (180) days after the closing of a firm commitment underwriting of any of the Company's securities, a Majority Interest of the Investors may notify the Company that they intend to offer or cause to be offered for public sale all or any portion of their Registrable Securities in the manner specified in such request, provided that in the case of a request pursuant to clause (ii) such registration may not become effective prior to the date which is six months after the effective date of the Company's initial registration statement. Upon receipt of such request, the Company shall promptly deliver notice of such request to all Persons holding Registrable Securities who shall then have thirty (30) days to notify the Company in writing of their desire to be included in such registration. If the request for registration contemplates an underwritten public offering, the Company shall state such in the written notice and in such event the right of any Person to participate in such registration shall be conditioned upon their participation in such underwritten public offering and the inclusion of their Registrable Securities in the underwritten public offering to the extent provided herein. The Company will use its reasonable best efforts to expeditiously effect the registration of all Registrable Securities whose holders request participation in such registration under the Securities Act and to qualify such Registrable Securities for sale under any state blue sky law; provided, however, that the Company shall not be required to effect registration
--------  -------
pursuant to a request under this Section 2 more than three (3) times for the holders of the Registrable Securities as a group. Notwithstanding anything to the contrary contained herein, no request may be made under this Section 2 within one hundred and eighty (180) days after the effective date of a registration statement filed by the Company covering a Qualified Public Offering. The Company may postpone the filing or the effectiveness of any registration statement pursuant to this Section 2 for a reasonable time period, provided that such postponements shall not exceed ninety (90) days in the aggregate during any twelve (12) month period, if (i) the Company has been advised by legal counsel that such filing or effectiveness would require disclosure of a material financing, acquisition or other corporate transaction, and the Board of Directors of the Company determines in good faith that such disclosure is not in the best interests of the Company and its stockholders or
(ii) the Board of Directors of the Company determines in good faith that there is a valid business purpose or reason for delaying filing or effectiveness. A registration will not count as a requested registration under this Section 2(a) until the registration statement relating to such registration has been declared effective by the Commission at the request of the initiating holders; provided,
                                                                      --------
however, that if a majority in interest of the participating holders of
-------
Registrable Securities shall request, in writing, that the Company withdraw a registration statement which has been filed under this Section 2(a) but not yet been declared effective, a majority in interest of such holders may thereafter request the Company to reinstate such Registration Statement, if permitted under the Securities Act, or to file another registration statement, in accordance with the procedures set forth herein.

         (b) Notwithstanding the above, if a requested registration involves an underwritten public offering and the managing underwriter of such offering determines in good faith that the number of securities sought to be offered should be limited due to market conditions, then the number of securities to be included in such underwritten public offering shall be reduced to a number deemed satisfactory by such managing underwriter, provided that the shares to be
                                                  --------
excluded shall be determined in the following sequence: (i) first, securities held by any other Persons (other than the Investors holding Registrable Securities) not having registration rights or having contractual, incidental "piggy back" right to include such securities in the registration statement,
(ii) second, shares sought to be registered by the Company, (iii) third, Registrable Securities of holders who did not make the original request for registration, and (iv) fourth, Registrable Securities of holders who requested such registration pursuant to Section 2(a), it being understood that no shares shall be registered for the account of the Company or any shareholder other than the Investors unless all Registrable Securities for which Investors have requested registration have been registered. If there is a reduction of the number of Registrable Securities pursuant to clauses (i), (iii) or (iv), such reduction shall be made on a pro rata basis (based upon the aggregate number of shares of Common Stock or Registrable Securities held by the holders in each tranche and subject to the priorities set forth in the preceding sentence).

         (c) With respect to a request for registration pursuant to Section 2(a) which is for an underwritten public offering, the managing underwriter shall be chosen by the Investors holding not less than a Majority Interest of the Registrable Securities to be sold in such offering, subject to the Company's consent, which such consent shall not be unreasonably withheld. The Company may not cause any other registration of securities for sale for its own account (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable) to become effective within one hundred eighty (180) days following the effective date of any registration required pursuant to this Section 2 or such lesser period as may be consented to by the managing underwriter.

     3.  Form S-3.  After the first public offering of its securities registered
         --------
under the Securities Act, the Company shall use its best efforts to qualify and remain qualified to register securities on Form S-3 (or any successor form) under the Securities Act. The holders of Registrable Securities anticipated to have an aggregate sale price (net of underwriting discounts and commissions, if any) in excess of $500,000 shall have the right at any time when the Company is eligible to use Form S-3, on one or more occasions, to request registration on Form S-3 (or any successor form) for the Registrable Securities held by such requesting holders. Such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by such holder or holders. The Company shall give notice to all other holders of the Registrable Securities of the receipt of a request for registration pursuant to this Section 3 and such holders of Registrable Securities shall then have thirty (30) days to notify the Company in writing of their desire to participate in the registration. The Company may postpone the filing or the effectiveness of any registration statement pursuant to this Section 3 for a reasonable period of time, provided that such postponements shall not exceed ninety (90) days in the aggregate during any twelve (12) month period, if (i) the Company has been advised by legal counsel that such filing or effectiveness would require disclosure of a material financing, acquisition or other corporate transaction, and the Board of Directors of the Company determines in good faith that such disclosure is not in the best interests of the Company and its stockholders or (ii) the Board of Directors determines in good faith that there is a valid business purpose or reason for delaying filing or effectiveness.

     4.  Piggyback Registration.  If the Company, after the first public
         ----------------------
offering of its securities registered under the Securities Act, proposes to register any of its Common Stock under the Securities Act for sale to the public (including pursuant to a demand under Section 2 hereof as provided therein and except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public), each such time it will give written notice at the applicable address of record to each holder of Registrable Securities of its intention to do so. Upon the written request of any of such holders of the Registrable Securities, given within thirty (30) days after receipt by such Person of such notice, the Company will, subject to the limits contained in this Section 4, use its reasonable best efforts to cause all such Registrable Securities of said requesting holders to be registered under the Securities Act and qualified for sale under any state blue sky law, all to the extent required to permit such sale or other disposition of said Registrable Securities; provided, however, that if the
                                            --------  -------
Company is advised in writing in good faith by any managing underwriter of the Company's securities being offered in a public offering pursuant to such registration statement that the amount to be sold by persons other than the Company (collectively, "Selling Stockholders") is greater than the amount which can be offered without adversely affecting the offering, the Company may reduce the amount offered for the accounts of Selling Stockholders (including such holders of shares of Registrable Securities) to a number deemed satisfactory by such managing underwriter; and provided further, that the shares to be excluded
                               -------- -------
shall be determined in the following sequence: (i) first, securities held by any Persons not having any such contractual, incidental registration rights,
(ii) second, securities held by any Persons having contractual, incidental registration rights pursuant to an agreement which is not this Agreement, (iii) third, in a registration requested pursuant to Section 2, all Registrable Securities other than those held by the initiating Investors, and (iv) fourth, the Registrable Securities sought to be included by the holders thereof requesting registration, as determined first by eliminating all Stockholders' Shares until the Investors as a group have sold and/or are selling shares (whether pursuant to a registration statement or otherwise) yielding proceeds (after any underwriting discounts and commissions) equal to or exceeding the product of (A) the aggregate cash paid by the Investors for their Registrable Securities acquired prior to the Qualified Public Offering, multiplied by one hundred and twenty percent (120%), and thereafter on a pro rata basis in accordance with the holdings of each of the Investors and Stockholders.

     5.  Registration Procedures.  If and whenever the Company is required by
         -----------------------
the provisions of this Agreement to use its reasonable best efforts to effect the registration of any of its securities under the Securities Act, the Company will, as expeditiously as possible:

         (a) use its best efforts diligently to prepare and file with the Commission a registration statement on the appropriate form under the Securities Act with respect to such securities, which form shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and use its reasonable best efforts to cause such registration statement to become and remain effective until completion of the proposed offering (but not for more than one hundred eighty (180) days);

         (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the completion of the offering (but not for more than one hundred eighty
(180) days) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the seller or sellers of such securities shall desire to sell or otherwise dispose of the same, but only to the extent provided in this Agreement;

         (c) furnish to each selling holder and the underwriters, if any, such number of copies of such registration statement, any amendments thereto, any documents incorporated by reference therein, the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such selling holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such selling holder;

         (d) use its best efforts to register or qualify the securities covered by such registration statement under and to the extent required by such other securities or state blue sky laws of such jurisdictions as each selling holder shall reasonably request, and do any and all other acts and things which may be necessary under such securities or blue sky laws to enable such selling holder to consummate the public sale or other disposition in such jurisdictions of the securities owned by such selling holder, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

         (e) within a reasonable time before each filing of the registration statement or prospectus or amendments or supplements thereto with the Commission, furnish to counsel selected by the holders of Registrable Securities copies of such documents proposed to be filed, which documents shall be subject to the reasonable approval of such counsel;

         (f) promptly notify each selling holder of Registrable Securities, such selling holders' counsel and any underwriter and (if requested by any such Person) confirm such notice in writing, of the happening of any event which makes any statement made in the registration statement or related prospectus untrue or which requires the making of any changes in such registration statement or prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading; and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (g) use its best efforts to prevent the issuance of any order suspending the effectiveness of a registration statement, and if one is issued use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible moment;

         (h) if requested by the managing underwriter or underwriters (if any), any selling holder, or such selling holder's counsel, promptly incorporate in a prospectus supplement or post-effective amendment such information as such Person requests to be included therein with respect to the selling holder or the securities being sold, including, without limitation, with respect to the securities being sold by such selling holder to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of an underwritten offering of the securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

         (i) make available to each selling holder, any underwriter participating in any disposition pursuant to a registration statement, and any attorney, accountant or other agent or representative retained by any such selling holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement subject, in each case, to such confidentiality agreements as the Company shall reasonably request;

         (j) enter into any reasonable underwriting agreement required by the proposed underwriter(s) for the selling holders, if any, and use its best efforts to facilitate the public offering of the securities;

         (k) request that each prospective selling holder be furnished a signed counterpart, addressed to the prospective selling holder, of (i) an opinion of counsel for the Company, dated the effective date of the registration statement, and (ii) if and to the extent permitted by applicable professional standards, a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants' letter) with respect to events subsequent to the date of the financial statements, as are customarily covered (at the time of such registration) in opinions of the Company's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities;

         (l) use its best efforts to cause the securities covered by such registration statement to be listed on the securities exchange or quoted on the quotation system on which the Common Stock is then listed or quoted (or, if the Common Stock is not yet listed or quoted, then on such exchange or quotation system as the selling holders of Registrable Securities and the Company shall determine);

         (m) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders, in each case as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any comparable successor provisions); and

         (n) otherwise cooperate with the underwriter(s), the Commission and other regulatory agencies and take all reasonable actions and execute and deliver or cause to be executed and delivered all documents reasonably necessary to effect the registration of any securities under this Agreement.

     6.  Expenses.  All reasonable expenses incurred by the Company and the
         --------
Investors in effecting the registrations provided for in Sections 2 and 3, and by the Company, the Stockholders and the Investors in effecting the registration provided for in Section 4, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company and one counsel for the selling stockholders as a group (selected by a majority in interest of the holders of Registrable Securities who participate in the registration), underwriting expenses (other than fees, commissions or discounts), expenses of any audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to Section 5(d) hereof (all of such expenses referred to as "Registration Expenses"), shall be paid by the Company.

     7.  Indemnification.
         ---------------

          (a) The Company shall indemnify and hold harmless the selling holder of Registrable Securities, each underwriter (as defined in the Securities Act), and each other Person who participates in the offering of such securities and each other Person, if any, who controls (within the meaning of the Securities
Act) such seller, underwriter or participating Person (individually and collectively, the "Indemnified Person") against any losses, claims, damages or liabilities (collectively, the "liability"), joint or several, to which such Indemnified Person may become subject under the Securities Act or any other statute or at common law, insofar as such liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. Except as otherwise provided in Section 7(d), the Company shall reimburse each such Indemnified Person in connection with investigating or defending any such liability as expenses in connection with the same are incurred; provided, however, that the
                                                   --------  -------
Company shall not be liable to any Indemnified Person in any such case to the extent that any such liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary or final prospectus, or amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person specifically for use therein; and provided further, that the Company shall not be required to
             -------- -------
indemnify any Indemnified Person against any liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus or for any liability which arises out of the failure of any Indemnified Person to deliver a prospectus as required by the Securities Act.

          (b) Each selling holder of any securities included in such registration being effected shall indemnify and hold harmless each other selling holder of any securities, the Company, its directors and officers, each underwriter and each other Person, if any, who controls the Company or such underwriter (individually and collectively also the "Indemnified Person"), against any liability, joint or several, to which any such Indemnified Person may become subject under the Securities Act or any other statute or at common law, insofar as such liability (or actions in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which securities were registered under the Securities Act at the request of such selling holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission by such selling holder to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of (i) and (ii) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by such selling holder specifically for use therein. Such selling holder shall reimburse any Indemnified Person for any legal fees incurred in investigating or defending any such liability; provided, however, that such selling holder's
                              --------  -------
obligationshereunder shall be limited to an amount equal to the proceeds to such selling holder of the securities sold in any such registration; and provided further, that no selling holder shall be required to indemnify any Person against any liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus or for any liability which arises out of the failure of any Person to deliver a prospectus as required by the Securities Act.

          (c)  Indemnification similar to that specified in Sections 7(a) and
(b) shall be given by the Company and each selling holder (with such modifications as may be appropriate) with respect to any required registration or other qualification of their securities under any federal or state law or regulation of governmental authority other than the Securities Act.

          (d) If the indemnification provided for in this Section 7 for any reason is held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each indemnifying party under this Section 7, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the selling holders and the underwriters from the offering of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the other selling holders and the underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the selling holders and the underwriters shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the selling holders and the underwriting discount received by the underwriters, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Securities. The relative fault of the Company, the selling holders and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the selling holders or the underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the selling holders and the underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In no event, however, shall a selling holder be required to contribute any amount under this Section 7(d) in excess of the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total Registrable Securities sold under such registration statement which are being sold by such selling holder or (ii) the proceeds received by such selling holder from its sale of Registrable Securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

     8.  Market-Standoff.  Each Investor hereby agrees that it shall not, to the
         ---------------
extent requested by the Company or an underwriter of securities of the Company, sell or otherwise transfer or dispose of any Registrable Securities or other shares of stock of the Company then owned by such Investors (other than to donees or partners of the Investor who agree to be similarly bound) for up to one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act; provided, however,
                                                         --------  -------
that:

         (a) such agreement shall be applicable only to the first such registration statement of the Company which covers securities to be sold on its behalf to the public in an underwritten offering but not to Registrable Securities sold pursuant to such registration statement; and

         (b) all executive officers, directors and two percent (2%) stockholders of the Company then holding Common Stock of the Company enter into similar agreements.


In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section and to impose stop transfer instructions with respect to the Registrable Securities and such other shares of stock of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. Each Investor further agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing within any reasonable timeframe so requested.

     9.  Compliance with Rule 144.  In the event that the Company (i) registers
         ------------------------
a class of securities under Section 12 of the Exchange Act or (ii) shall commence to file reports under Section 13 or 15(d) of the Exchange Act, the Company will use its best efforts thereafter to file with the Commission such information as is required under the Exchange Act for so long as there are holders of Registrable Securities; and in such event, the Company shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 under the

Securities Act (or any comparable successor rules). The Company shall furnish to any holder of Registrable Securities upon request a written statement executed by the Company as to the steps it has taken to comply with the current public information requirement of Rule 144 (or such comparable successor rules). After the occurrence of the first underwritten public offering of Common Stock pursuant to an offering registered under the Securities Act on Form S-1 or Form SB-1 (or any comparable successor forms), subject to the limitations on transfers imposed by this Agreement, the Company shall use its reasonable best efforts to facilitate and expedite transfers of Registrable Securities pursuant to Rule 144 under the Securities Act, which efforts shall include timely notice to its transfer agent to expedite such transfers of Registrable Securities.

     10.  Amendments.  The provisions of this Agreement may be amended, and the
          ----------
Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only with the written consent of the Company and Investors then holding a number of Registrable Securities that represents at least a majority of the total votes to which such Investors are entitled on account of their Registrable Securities as determined in accordance with the provisions of the Company's Certificate of Incorporation; provided, however,
                                                          --------  -------
that the piggyback registration rights granted to the Stockholders hereunder may not be eliminated or materially and adversely changed without the written consent of the Stockholders holding a majority of the Registrable Securities then held by the Stockholders.

     11.  New Investors.  Notwithstanding anything herein to the contrary, if
          -------------
pursuant to Section 2.2 of the Series B Agreement, additional parties may purchase shares of Series B Stock as "New Investors" thereunder, then each such New Investor shall become a party to this Agreement as an "Investor" hereunder, without the need of obtaining any consent, approval or signature of any Investor when such New Investor has both: (a) purchased shares of Series B Stock under the Series B Agreement and paid the Company all consideration payable for such shares and (b) executed one or more counterpart signature pages to this Agreement as an "Investor", with the Company's consent.

     12.  Prior Rights Agreement Superseded.  Pursuant to Section 9 of the Prior
          ---------------------------------
Rights Agreement, the undersigned parties who are parties to such Prior Rights Agreement hereby amend and restate the Prior Rights Agreement to read in its entirety as set forth in this Agreement, all with the intent and effect that the Prior Rights Agreement shall hereby be terminated and entirely replaced and superseded by this Agreement.

     13.  Transferability of Registration Rights.  The registration rights set
          --------------------------------------
forth in this Agreement are transferable by any Investor to a transferee or assignee who acquires at least 100,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, reclassifications and the like), provided that such transfer may otherwise be effected in accordance with applicable securities laws and provided further that the Company is given notice of any such assignment or transfer. Each subsequent holder of Registrable Securities must consent in writing to be bound by the terms and conditions of this Agreement in order to acquire the rights granted pursuant to this Agreement.

     14.  Rights Which May Be Granted to Subsequent Investors.  Other than
          ---------------------------------------------------
permitted pursuant to Sections 11 and 13 hereof, the Company shall not, without the prior written consent of a Majority Interest of the Investors, (a) allow purchasers of the Company's securities to become a party to this Agreement or (b) grant any other registration rights to any third parties other than subordinate piggyback registration rights.

     15.  Damages.  The Company recognizes and agrees that each holder of
          -------
Registrable Securities will not have an adequate remedy if the Company fails to comply with the terms and provisions of this Agreement and that damages will not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, it shall not oppose an application by any holder of Registrable Securities or any other Person entitled to the benefits of this Agreement requiring specific performance of any and all provisions hereof or enjoining the Company from continuing to commit any such breach of this Agreement.

     16.  Miscellaneous.
          -------------

          (a) All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed (by first class registered or certified mail, postage prepaid), telegraphed, sent by express overnight courier service or electronic facsimile transmission (with a copy by mail), or delivered to the applicable party at the addresses indicated below:

     If to the Company:       Kintana, Inc.
     -----------------
                              1252 Borregas Avenue
                              Sunnyvale, CA 94089
                              Facsimile: (408) 752-8460
                              Attn: Chief Executive Officer

     With a copy to:          Fenwick & West
     --------------
                              Two Palo Alto Square
                              Palo Alto, CA 94306
                              Facsimile: (650) 494-1417
                              Attn: Dennis R. DeBroeck, Esq.

     If to an Investor:       At such Investor's address as set forth on Exhibit
     -----------------                                                   -------
                              A.
                              -

     If to a Stockholder:     At such Stockholder's address as set forth on
     -------------------
                              Exhibit A.
                              ---------

or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to other parties complying as to delivery with the terms of this subsection (a). All such notices, requests, demands and other communications shall, when mailed, telegraphed or sent, respectively, be effective (i) two days after being deposited in the mails or (ii) one day after being delivered to the telegraph company, deposited with the express overnight courier service or sent by electronic facsimile transmission, respectively, addressed as aforesaid.

          (b) This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to conflict of laws principles thereof.

          (c) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (d) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

          (e) This Agreement, together with any other agreements specifically contemplated hereby, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement and other agreements specifically contemplated hereby and thereby (including the exhibits hereto and thereto) supersede all prior agreements and understandings between the parties with respect to such subject matter.

                          [SIGNATURE PAGES TO FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Registration Rights Agreement to be duly executed as of the date first set forth above.

THE COMPANY:
-----------

Kintana, Inc.


By: /s/ Paul McFeeters
   ------------------------------
    Paul McFeeters
    Chief Financial Officer


    [SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

     IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Registration Rights Agreement to be duly executed as of the date first set forth above.

STOCKHOLDERS:
------------


By: /s/ Raj Jain
    ----------------------------------
    RAJ JAIN


RAJIT JAIN AND SUZANNE MARIE JAIN
TRUSTEES OF THE JAIN FAMILY TRUST
UDT DATED DECEMBER 20, 1999
--------------------------------------



By: /s/ Raj Jain                            By: /s/ Suzanne Marie Jain
    ----------------------------------          --------------------------------

Name:   Raj Jain                            Name:   Suzanne Marie Jain
      --------------------------------           -------------------------------

Title:  Trustee                             Title:  Trustee
       -------------------------------             -----------------------------


RSJ INVESTMENT PARTNERS,
a California limited partnership
--------------------------------



By: /s/ Raj Jain
    ----------------------------------

Name:   Raj Jain
      --------------------------------

Title:  General Partner
       -------------------------------


    [SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

     IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Registration Rights Agreement to be duly executed as of the date first set forth above.

STOCKHOLDERS:
------------


By: /s/ Nicholas W. Fergis
    ---------------------------
    NICHOLAS W. FERGIS




    [SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

     IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Registration Rights Agreement to be duly executed as of the date first set forth above.


STOCKHOLDERS:
------------


RAM AND ANANTHI DURAISWAMY AS
TRUSTEES OF THE DURAISWAMY FAMILY
LIVING TRUST
---------------------------------



By: /s/ Ram Duraiswamy                     By: /s/ Ananthi Duraiswamy
    --------------------------                ----------------------------------

Name:   Ram Duraiswamy                     Name:   Ananthi Duraiswamy
     -------------------------                  --------------------------------

Title:  Trustee                            Title:  Trustee
      ------------------------                   -------------------------------



RAM DURAISWAMY AS TRUSTEE OF
GRANTOR RETAINED ANNUITY TRUST
------------------------------



By: /s/ Ram Duraiswamy
    --------------------------

Name:   Ram Duraiswamy
     -------------------------

Title:  Trustee
      ------------------------


ANANTHI DURAISWAMY AS TRUSTEE OF
GRANTOR RETAINED ANNUITY TRUST
------------------------------


By: /s/ Ananthi Duraiswamy
   ---------------------------

Name:   Ananthi Duraiswamy
     -------------------------

Title:  Trustee
       -----------------------

    [SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

     IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Registration Rights Agreement to be duly executed as of the date first set forth above.


INVESTORS:
---------


Camelot Ventures/Kintana, L.L.C.

By: /s/ David Katzman
    -------------------------------

Name:   David Katzman
      -----------------------------

Title:  President
       ----------------------------


    [SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

     IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Registration Rights Agreement to be duly executed as of the date first set forth above.


INVESTORS:
---------


By: /s/ Bryan E. Plug
    --------------------------
        Bryan E. Plug

     [SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

     IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Registration Rights Agreement to be duly executed as of the date first set forth above.

INVESTORS:
---------

TA/Advent VIII L.P.
By:     TA Associates VIII LLC, its General Partner
By:     TA Associates, Inc., its Manager


By: /s/ Kurt Jaggers
    ----------------------------------
        Kurt Jaggers

Advent Atlantic & Pacific III L.P.
By:     TA Associates AAP III Partners, its General Partner
By:     TA Associates, Inc., its General Partner


By: /s/ Kurt Jaggers
    ----------------------------------
        Kurt Jaggers

TA Executives Fund LLC
By:     TA Associates, Inc., its Manager


By: /s/ Kurt Jaggers
    ----------------------------------
        Kurt Jaggers

TA Investors LLC
By:     TA Associates, Inc., its Manager


By: /s/ Kurt Jaggers
    ----------------------------------
        Kurt Jaggers

     [SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

     IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Registration Rights Agreement as of the date first written above.


U.S. Bancorp Piper Jaffray ECM Fund I, LLC

By: /s/ John R. Jacobs
    ---------------------------------

Name:   John R. Jacobs
        -----------------------------

Title:  Managing Director
        -----------------------------

U.S. Bancorp Piper Jaffray ECM Fund I - Investors 02, LLC

By: /s/ Chad Abraham
    ---------------------------------

Name:   Chad Abraham
        -----------------------------

Title:  Managing Director
        -----------------------------

     [SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

     IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Registration Rights Agreement as of the date first written above.



DRW Venture Partners LP
By: Dain Rauscher Corporation
Its:  General Partner

By:    /s/ Mary Zimmer
    ------------------------------------
       Mary Zimmer

Its: Director, DRW Finance and Administration


     [SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

     IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Registration Rights Agreement as of the date first written above.


INVESTORS:
---------

Seligman New Technologies Fund II, Inc.

By:    /s/ Storm Boswick
       -------------------------------

Name:  Storm Boswick
       -------------------------------

Title: Managing Director
       -------------------------------


Seligman Technologies Venture Fund LLC

By:    /s/ Storm Boswick
       -------------------------------

Name:  Storm Boswick
       -------------------------------

Title: Managing Director
       -------------------------------

     [SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

     IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Stockholders' Agreement as of June 22, 2001.


THE COMPANY:
-----------

Kintana, Inc.

By: /s/ Paul McFeeters
    ---------------------------------

Title: Chief Financial Officer
       ------------------------------


INVESTORS:
---------

TA/Advent VIII L.P.
By:     TA Associates VIII LLC, its General Partner
By:     TA Associates, Inc., its Manager


By: /s/ Kurt Jaggers
    ---------------------------------
        Kurt Jaggers

Advent Atlantic & Pacific III L.P.
By:     TA Associates AAP III Partners, its General Partner
By:     TA Associates, Inc., its General Partner


By: /s/ Kurt Jaggers
    ---------------------------------
        Kurt Jaggers

TA Executives Fund LLC
By:     TA Associates, Inc., its Manager

By: /s/ Kurt Jaggers
    ---------------------------------
        Kurt Jaggers

TA Investors LLC
By:     TA Associates, Inc., its Manager


By: /s/ Kurt Jaggers
    ---------------------------------
        Kurt Jaggers

     [SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

     IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Registration Rights Agreement as of June 28, 2001.



THE COMPANY:
-----------

Kintana, Inc.

By: /s/ Paul McFeeters
    ---------------------------------

Title: Chief Financial Officer
       ------------------------------


INVESTORS:
---------

Granite Global Ventures L.P.
By: Granite Global Ventures, L.L.C., its General Partner


By: /s/ Hany Nada
    ---------------------------------
        Hany Nada, Managing Director

     [SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

     IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Registration Rights Agreement as of July 6, 2001.



THE COMPANY:
-----------

Kintana, Inc.

By: /s/ Paul McFeeters
    ---------------------------------
        Paul McFeeters
        Chief Financial Officer


INVESTORS:
---------

MCP Global Corp. Ltd.

By:    /s/ Mai N. Pogue
       ------------------------------

Name:  Mai N. Pogue
       ------------------------------

Title: Director
       ------------------------------


Coditec International Ltd.

By:    /s/ Mai N. Pogue
       ------------------------------

Name:  Mai N. Pogue
       ------------------------------

Title: Investment Manager
       ------------------------------

     [SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

     IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Registration Rights Agreement as of July 9, 2001.



THE COMPANY:
-----------

Kintana, Inc.

By: /s/ Paul McFeeters
    ------------------------------------

Name: Paul McFeeters
      ----------------------------------

Its: Chief Financial Officer
     -----------------------------------


INVESTORS:
---------

Camelot Ventures/Kintana, L.L.C.

By:    /s/ David Katzman
       ---------------------------------

Name:  David Katzman
       ---------------------------------

Title: President
       ---------------------------------

     [SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]